PRICING SUPPLEMENT NO. 95-22 Dated September 22, 1995   Rule 424(b)(2)
To Prospectus Supplement Dated March 2, 1995         File No. 33-57541


                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H
                           (Book Entry Notes)


J. P. Morgan Securities Inc. purchased $100,000,000 principal amount of these Medium-Term Notes, Series H, maturing on September 27, 1996, at a principal price of $99,995,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  September 27, 1996     Interest Payment Period:
                                         Monthly
Interest Rate Basis:
  LIBOR                                Interest Reset Period:
                                         Monthly
Specify Other Base Rate:  N/A
                                       Interest Reset Dates:
Index Maturity:  1-month                 Same as Interest Payment Dates

Spread: minus 0.07%                    Settlement Date (Issue Date):
                                         September 27, 1995.
Spread Multiplier:  N/A
                                       Calculation Agent:
Maximum Interest Rate: N/A               Chase Manhattan Bank, N.A.

Minimum Interest Rate: N/A             Optional Repayment Date(s):
                                         N/A
Interest Payment Dates:
  The 27th of each month, commencing   Additional Terms:
  on October 27, 1995 through and        For the purposes of the Notes
  including September 27, 1996.          contemplated hereunder,
                                         interest payments will
Initial Interest Rate:                   include interest accrued to,
  Determined as if the Settlement        but excluding the Interest
  Date was an Interest Reset Date.       Payment Date.